Exhibit 99.1

Contact:
Trinseo
Andy Myers
Tel : +1 610-240-3221
Email: aemyers@trinseo.com

Trinseo Provides Third Quarter 2022 Expected Results and Potential Profitability Improvement Initiatives; Announces Third Quarter 2022 Conference Call

WAYNE, Pa — October 18, 2022 — Trinseo (NYSE: TSE), a specialty material solutions provider, today released preliminary result estimates for third quarter of 2022. Net income from continuing operations is estimated to be between negative $123 million and negative $118 million and Adjusted EBITDA* is estimated to be between negative $42 million and negative $37 million. In addition, cash from operations is estimated to be between $95 million and $100 million with Free Cash Flow* estimated to be between $56 million and $61 million.

Third quarter results were negatively impacted by several factors. Historically high natural gas prices resulted in negative styrene margins in Europe throughout the quarter. Customer demand, particularly in consumer durables and building and construction applications, was very low in Europe and Asia. In addition, steep declines in raw material prices led to a high level of customer destocking, largely in polystyrene, ABS and polycarbonate, as well as an unfavorable net timing impact during the quarter of approximately $25 million. Third quarter net income and Adjusted EBITDA also included a one-time pre-tax charge of approximately $23 million related to raw material contract obligations and writedowns for slow-moving inventory.

“Third quarter results reflect the continuing erosion of consumer sentiment in Europe as well as the lack of any meaningful recovery in Asia following the COVID-19 lockdowns in the first half of the year. Customers de-stocked throughout the quarter in the face of economic uncertainty, a sharp decline in raw material prices as well as very elevated natural gas prices,” said Frank Bozich, Trinseo’s President and Chief Executive Officer. “However, we believe that fourth quarter results and cash generation should be sequentially higher based on moderately stronger orders in Asia and from the potential idling of our styrene assets in Europe.”

In response to the challenging macroeconomic environment, Trinseo is evaluating its asset footprint to improve its economic position and operating flexibility. The following initiatives are under consideration which in aggregate, under current market conditions, the Company believes would result in an annual profitability improvement of approximately $60 million:

●	Potential closure of the Boehlen, Germany styrene plant: As previously announced, the Company has commenced discussions with the Works Council of Trinseo Deutschland GmbH regarding the potential closure of this facility. If closed, styrene needs for Trinseo's downstream businesses would be obtained entirely via production at its Terneuzen, the Netherlands facility as well as from external purchases. Profitability at the Boehlen facility was approximately negative $30 million during the 12 months ending June 2022.
●	Optimization of Polycarbonate production and sourcing: The Company is evaluating steps to optimize its production and supply chain for polycarbonate (PC) and downstream PC Compounds. As part of this evaluation, the Company has initiated discussions with the Stade Works Council of Trinseo Anlagengesellschaft GmbH regarding the potential closure of one PC production line at the Company's Stade, Germany facility which would lower costs and greatly reduce exposure to the cyclical merchant PC market.
●	Optimization of the PMMA sheets business: The Company is evaluating restructuring its PMMA sheets business in North America.
●	SB Latex capacity reduction in Hamina, Finland: The Company is considering a reduction of its SB Latex capacity at its Hamina, Finland plant starting in January 2023 due to the current over-capacity in Europe.

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*For a reconciliation Adjusted EBITDA and Free Cash Flow, both of which are non-GAAP measures, to net income from continuing operations and cash from operations, see Notes 1 and 2 below.

Trinseo continues to maintain a strong balance sheet and has significant sources of liquidity. The Company ended the third quarter with approximately $243 million of cash and has over $500 million of availability under two undrawn, committed financing facilities.

Bozich continued, “Our current liquidity position and history of strong cash generation gives us high confidence in our ability to continue to invest in our growth and sustainability objectives, despite the challenging macroeconomic landscape. Meanwhile, we are evaluating steps to improve our cost position and optimize our global asset footprint to emerge in an even stronger position when market conditions improve.”

Further details will be communicated on Trinseo’s third quarter 2022 earnings conference call on Thursday, Nov. 3 at 10 a.m. Eastern Time. Commenting on the results will be Frank Bozich, President and Chief Executive Officer, and David Stasse, Executive Vice President and Chief Financial Officer. The conference call will include introductory comments followed by a question-and-answer session.

For those interested in asking questions during the Q&A session, please register using the following link:

●	Conference Call Registration

For those interested in listening only, please register for the webcast using the following link:

●	Webcast Registration

After registering for the conference call, you will receive a confirmation email with a meeting invitation and information for entry. Registration is open through the live call, but it is advised that you register in advance to ensure you are connected for the full call.

Trinseo will distribute its third quarter 2022 financial results via a press release on Business Wire and will post the release and presentation slides on the Company’s Investor Relations website on Wednesday, November 2, 2022 after the market close. The Company will furnish copies of the financial results press release and presentation slides to investors by means of a Form 8-K filing with the U.S. Securities and Exchange Commission.

A replay of the conference call and transcript will be archived on the Company’s Investor Relations website shortly following the conference call. The replay will be available until November 3, 2023.

Unaudited financial data for the fiscal quarter ended September 30, 2022 presented above are preliminary, based upon our good faith estimates and subject to completion of our financial closing procedures. We have provided ranges for our expectations described above because our fiscal quarter closing procedures are not yet complete. While we expect that our final financial results for the quarterly period ended September 30, 2022, following the completion of our financial closing procedures, will be within the ranges described above, our actual results may differ materially from these estimates as a result of the completion of our financial closing procedures as well as final adjustments and other developments that may arise between now and the time that our financial results for this quarterly period are finalized. All of the data presented above has been prepared by and is the responsibility of management. This summary is not a comprehensive statement of our financial results for the quarterly period.

Note 1: Reconciliation of Non-GAAP Performance Measures to Net Income

We present Adjusted EBITDA as a non-GAAP financial performance measure, which we define as income from continuing operations before interest expense, net; income tax provision; depreciation and amortization expense; loss on extinguishment of long-term debt; asset impairment charges; gains or losses on the dispositions of businesses and assets; restructuring charges; acquisition related costs and benefits, and other items.  In doing so, we are providing management, investors, and credit rating agencies with an indicator of our ongoing performance and business trends, removing the impact of transactions and events that we would not consider a part of our core operations.

We also present Adjusted Net Income (Loss) as additional performance measures. Adjusted Net Income (Loss) is calculated as Adjusted EBITDA (defined beginning with net income from continuing operations, above), less interest expense, less the provision for income taxes and depreciation and amortization, tax affected for various discrete items, as appropriate. We believe that Adjusted Net Income (Loss) provides transparent and useful information to management, investors, analysts and other stakeholders in evaluating and assessing our operating results from period-to-period after removing the impact of certain transactions and activities that affect comparability and that are not considered part of our core operations.

There are limitations to using the financial performance measures noted above. These performance measures are not intended to represent net income or other measures of financial performance.  As such, they should not be used as alternatives to net income as indicators of operating performance. Other companies in our industry may define these performance measures differently than we do. As a result, it may be difficult to use these or similarly-named financial measures that other companies may use, to compare the performance of those companies to our performance. We compensate for these limitations by providing reconciliations of these performance measures to our net income, which is determined in accordance with GAAP.

For the reasons discussed above, we are providing the following reconciliations of expected net income from continuing operations to Adjusted EBITDA and Adjusted Net Income (Loss) for the three months ended September 30, 2022. See “Note on Forward-Looking Statements” below for a discussion of the limitations of these estimates. Amounts below may not sum due to rounding.

(Unaudited)
Three Months Ended
September 30,
(In millions, except per share data)	2022
Adjusted EBITDA	$(42) – (37)
Interest expense, net	(30)
Benefit from income taxes	~ 12
Depreciation and amortization	(46)
Reconciling items to Adjusted EBITDA (a)	(17)
Net loss from continuing operations	(123) – (118)
Reconciling items to Adjusted Net Loss (a)	16
Adjusted Net Loss	$(107) – (102)

(a)	Reconciling items to Adjusted EBITDA and Adjusted Net Loss for the three months ended September 30, 2022 reflect the Company’s preliminary estimate of adjustments for the period related primarily to the Company’s ongoing strategic initiatives. The income tax benefit related to these items is estimated utilizing either (1) the estimated annual effective tax rate on our ordinary income based upon our forecasted ordinary income for the full year or, (2) for items treated discretely for tax purposes we utilized the applicable rates in the taxing jurisdictions in which these adjustments occurred.

Note 2: Reconciliation of Non-GAAP Liquidity Measures to Cash from Operations

The Company uses certain measures, such as Free Cash Flow as non-GAAP measures, to evaluate and discuss its liquidity position and results. Free Cash Flow is defined as cash from operating activities, less capital expenditures. We believe that Free Cash Flow provides an indicator of the Company’s ongoing ability to generate cash through core operations, as it excludes the cash impacts of various financing transactions as well as cash flows from business combinations that are not considered organic in nature. We also believe that Free Cash Flow provides management and investors with useful analytical indicators of our ability to service our indebtedness, pay dividends (when declared), and meet our ongoing cash obligations.

Free Cash Flow is not intended to represent cash flows from operations as defined by GAAP, and therefore, should not be used as alternatives for that measure. Other companies in our industry may define Free Cash Flow differently than we do. As a result, it may be difficult to use this or similarly-named financial measures that other companies may use, to compare the liquidity and cash generation of those companies to our own. The Company compensates for these limitations by providing the following detail, which is determined in accordance with GAAP.

For the reasons discussed above, we are providing the following reconciliation of expected cash provided by operating activities to Free Cash Flow for the three months ended September 30, 2022. See “Note on Forward-Looking Statements” below for a discussion of the limitations of these estimates. Amounts below may not sum due to rounding.

Free Cash Flow

(Unaudited)
Three Months Ended
September 30,
(In millions)	2022
Cash provided by operating activities	$95 – 100
Capital expenditures	(39)
Free Cash Flow	$56 – 61

About Trinseo

Trinseo (NYSE: TSE) a specialty material solutions provider, partners with companies to bring ideas to life in an imaginative, smart, and sustainability-focused manner by combining its premier expertise, forward-looking innovations and best-in-class materials to unlock value for companies and consumers.

From design to manufacturing, Trinseo taps into decades of experience in diverse material solutions to address customers’ unique challenges in a wide range of industries, including consumer goods, mobility, building and construction, and medical.

Trinseo’s approximately 3,400 employees bring endless creativity to reimagining the possibilities with clients all over the world from the company’s locations in North America, Europe, and Asia Pacific. Trinseo reported net sales of approximately $4.8 billion in 2021. Discover more by visiting www.trinseo.com and connecting with Trinseo on LinkedIn, Twitter, Facebook and WeChat.

Use of non-GAAP measures

In addition to using standard measures of performance and liquidity that are recognized in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we use additional measures of income excluding certain GAAP items (“non-GAAP measures”), such as Adjusted Net Income, EBITDA, Adjusted EBITDA and Adjusted EPS and measures of liquidity excluding certain GAAP items, such as Free Cash Flow. We believe these measures are useful for investors and management in evaluating business trends and performance each period. These measures are also used to manage our business and assess current period profitability, as well as to provide an appropriate basis to evaluate the effectiveness of our pricing strategies. Such measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity, as applicable. The definitions of each of these measures, further discussion of usefulness, and reconciliations of non-GAAP measures to GAAP measures are provided herein.

Cautionary Note on Forward-Looking Statements

This press release may contain forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, forecasts, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like "expect," "anticipate," “believe,” "intend," "forecast," "outlook," "will," "may," "might," "see," "tend," "assume," "potential," "likely," "target," "plan," "contemplate," "seek," "attempt," "should," "could," "would" or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on our current expectations and assumptions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause future results to differ from those expressed by the forward-looking statements include, but are not limited to, our ability to successfully execute our transformation strategy and business strategy; our ability to integrate acquired businesses; global supply chain volatility and increased costs or disruption in the supply of raw materials; increased energy costs or costs for transportation of our products; the nature of investment opportunities presented to the Company from time to time; the outcome of the European Commission’s request for information; and those discussed in our Annual Report on Form 10-K, under Part I, Item 1A —"Risk Factors" and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, our actual results, performance or achievements may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.